Exhibit 99.1

[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787

C B R L   G R O U P,   I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP TO PRESENT AT JOHNSON RICE CONFERENCE

LEBANON, Tenn. -- October 23, 2007 – CBRL Group, Inc. (“CBRL” or the “Company”) (Nasdaq: CBRL) will be participating in the Johnson Rice & Co. 7th Annual Consumer Conference to be held in New Orleans at the Ritz Carlton.  The Company’s presentation will begin at 10:15 a.m. Eastern time on Tuesday, October 30, 2007.  Chairman, President and Chief Executive Officer Michael A. Woodhouse and Senior Vice President, Finance and Chief Financial Officer Lawrence E. White will be speaking at the conference.

A simulcast of the presentation will be available in the Events area under the Investor Relations heading on the Company’s website—cbrlgroup.com.  To access the live simulcast of the presentation, please go to the Company’s website at least 15 minutes prior to the presentation to download and install any necessary audio software.  An online replay of the presentation will be available for two weeks following the conference.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 565 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.
CBRL-G

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